Exhibit 99.01

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Edelman

Reagan Crossley

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The Blueshirt Group

Jennifer Jarman

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Immersion Corporation Announces Settlement and License Agreement with Google and Motorola Mobility Resolving Motorola Patent Litigation

SAN JOSE, Calif., November 27, 2012 — Immersion Corporation (NASDAQ: IMMR), the leader in touch feedback technology development and licensing, today announced it entered into a settlement and license agreement with Google, Inc. and Motorola Mobility LLC, resolving the patent infringement litigation brought by Immersion against Motorola. The litigation was initiated based on Motorola’s various uses of a simple form of haptic effects in its mobile devices, sometimes referred to as Basic Haptics. Under the settlement and license agreement, Immersion is receiving compensation for prior shipments of Motorola devices containing Basic Haptics technology, the parties have agreed to a license relating to future shipments of Motorola devices with Basic Haptics, and have resolved certain issues with respect to Google-branded smartphones containing Basic Haptics. The agreement does not extend to other manufacturers’ handsets that use the Android operating system. As a result of the settlement, Immersion will dismiss all pending litigation between it and Motorola.

“The successful resolution of this case is a critical step in our overall strategy of enforcing and monetizing our intellectual property, including Basic Haptics, and we’re pleased to achieve a settlement that is consistent with our business model, which is largely based on per unit running royalties,” said Immersion CEO Victor Viegas. “We remain fully committed to enforcing our IP rights while continuing to innovate and create new technology and solutions for the mobile space. While the terms of the settlement will remain confidential and are not anticipated to have a material impact on our financial results for 2012, this settlement is a great step forward in validating the value of our IP portfolio and the investments we have made in the mobile market.”

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,200 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to statements regarding our future intellectual property strategy and business opportunities.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; costs related to enforcing our intellectual property; the fact that litigation is inherently uncertain; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model and in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; failure to retain key personnel; competition; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most recent Quarterly Report on Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, HD Haptics and Reverb are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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